FOR IMMEDIATE RELEASE

CORE LAB ANNOUNCES:

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IMPACT OF THE MIDDLE EAST CONFLICT TO FIRST QUARTER 2026 GUIDANCE
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FIRST QUARTER 2026 EARNINGS WEBCAST AT 7:30 A.M. CDT / 8:30 A.M. EDT ON APRIL 30, 2026

HOUSTON (March 23, 2026)—Core Laboratories Inc. (NYSE: "CLB") ("Core," "Core Lab," or the "Company") continues to evaluate and monitor the evolving geopolitical conflict in the Middle East and its effect on the Company’s first quarter 2026 financial results. Core Lab is working with clients and its local teams to manage operations and mitigate impacts on project execution through a rapidly changing operating environment. The safety and security of the Company’s employees remain its highest priority.

At this time, due to regional instability, including client-driven project delays, travel constraints, and supply-chain disruptions, the Company expects first quarter 2026 revenue and earnings to be below its previously issued guidance provided on February 4, 2026.

Changes in client activity levels across the Middle East are directly impacting operations in the countries where Core Lab operates. Damage to oil refining infrastructure and storage terminals has created capacity limitations, forcing operators to shut in or limit oil production. These effects have extended to regional supply chains and the maritime transportation of crude oil and refined products—particularly through the Strait of Hormuz—resulting in logistical constraints and delays in project execution. The impact has been more pronounced in Reservoir Description due to its unique role in supporting regional client studies, crude oil assay testing, and reservoir rock and fluid characterization, all of which rely on predictable field access, sample movement, and laboratory operations. Production Enhancement has been comparatively less affected; however, shipments of energetics products into certain parts of the region have been delayed or temporarily suspended.

Core’s revised guidance for first quarter 2026 revenue ranges from $119,000,000 to $123,000,000, while operating income, ex-items, is projected to range from $5,700,000 to $7,100,000. The Company is now projecting Earnings Per Share, ex-items, to be between $0.05 to $0.07 for the first quarter of 2026.

Core Lab will continue to monitor developments and will provide additional updates as appropriate.

Earnings Call Scheduled

The Company has scheduled a conference call to discuss Core's first quarter 2026 earnings. The call will begin at 7:30 a.m. CDT / 8:30 a.m. EDT on Thursday, April 30, 2026. An earnings press release will be issued after market close on April 29, 2026, and may be accessed through the Company’s website at

www.corelab.com/investors. To register for the listen-only webcast, log on to www.corelab.com at least fifteen minutes prior to the start of the call. For those not available to listen to the live webcast, a replay and transcript will be available on the Company’s website shortly after the call.

Core Laboratories Inc. is a leading provider of proprietary and patented reservoir description and production enhancement services and products used to optimize petroleum reservoir performance. The Company has over 70 offices in more than 50 countries and is located in every major oil-producing province in the world. This release, as well as other statements Core Lab makes, includes forward-looking statements regarding the Company’s future revenue, profitability, business strategies and developments, demand for the Company’s products and services and for products and services of the oil and gas industry generally, made in reliance upon the safe harbor provisions of Federal securities law. The Company's outlook is subject to various important cautionary factors, including risks and uncertainties related to the oil and natural gas industry, business and general economic conditions, including inflationary pressures, the impact of tariffs, trade policies and sanctions, international civil unrest or geopolitical tensions, including the continuing armed conflict between Russia and Ukraine, the escalation of military conflict between the United States, Israel and Iran, and political conditions in South America, most recently in Venezuela, the severity and duration of public health crises, and any related actions taken by businesses and governments, and other factors as more fully described in the Company's most recent Forms 10-K, 10-Q and 8-K filed with or furnished to the U.S. Securities and Exchange Commission. These important factors could cause the Company's actual results to differ materially from those described in these forward-looking statements. Such statements are based on current expectations of the Company's performance and are subject to a variety of factors, some of which are not under the control of the Company. Because the information herein is based solely on data currently available, and because it is subject to change as a result of changes in conditions over which the Company has no control or influence, such forward-looking statements should not be viewed as assurance regarding the Company's future performance.

The Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect events or circumstances that may arise after the date of this press release, except as required by law.

Visit the Company's website at www.corelab.com.

For more information, contact:

Gwen Gresham - SVP Corporate Development and Investor Relations

Phone: +1 713 328 6210

E-mail: investor.relations@corelab.com